UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) Nov. 7, 2014

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

001-3280	PUBLIC SERVICE COMPANY OF COLORADO	84-0296600
(a Colorado corporation)
1800 Larimer Street Suite 1100
Denver, Colorado 80202
(303) 571-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

In 2014, Public Service Company of Colorado (PSCo), a wholly owned subsidiary of Xcel Energy Inc., filed an electric rate case in Colorado with the Colorado Public Utilities Commission (CPUC) for an overall increase in annual revenue of approximately $136.0 million, or 4.83 percent. The requested 2015 rate increase reflects approximately $100.9 million for recovery of costs associated with the Clean Air Clean Jobs Act (CACJA) project. The case also requests the initiation of a CACJA rider for 2016 and 2017, which is anticipated to increase revenue recovery by approximately $34.2 million in 2016 and then decline to approximately $29.9 million in 2017. PSCo’s objective is to establish a multi-year regulatory plan that provides certainty for PSCo and its customers.

The rate filing is based on a 2015 test year, a requested return on equity (ROE) of 10.35 percent, an electric rate base of $6.39 billion and an equity ratio of 56 percent. As part of the filing, PSCo will transfer approximately $19.9 million from the transmission rider to base rates, which will not impact customer bills. The CACJA rider is projected to recover incremental investment and expenses, based on a comprehensive plan to retire certain coal plants, add pollution control equipment to other existing coal units and add natural gas generation. The CACJA project investment is expected to be completed by 2017.

On Nov. 7, 2014, several parties filed answer testimony, including the CPUC Staff (Staff) and the Office of Consumer Counsel (OCC).

The Staff and OCC’s recommendations and the estimated impact on PSCo’s filed electric rate case are as follows:

2015 Rate Request (Millions of Dollars)	Staff	OCC
PSCo’s filed rate request	$136.0	$136.0
Transfer from transmission rider to base rates	19.9	19.9
PSCo’s filed revenue requirement deficiency	155.9	155.9
Lower ROE	(69.1)	(66.5)
Capital structure	(20.9)	(23.7)
Rate base adjustments (largely the removal of prepaid pension asset)	(20.8)	2.3
Adjustment to a historic test year	(82.5)	(82.5)
Adjustment to use 13-month average rate base	(26.1)	(22.0)
Rate base adjustments for known and measurable plant through September 2014	21.9	—
Operation and maintenance expense adjustments	(7.2)	(16.6)
Depreciation	—	(3.8)
Property taxes	—	(12.1)
Remove CACJA from base rates	(62.4)	—
Other, net	0.1	0.1
Total recommendation 2015	$(111.1)	$(68.9)
CACJA rider mechanism	54.2	—
Net rate reduction	$(56.9)	$(68.9)

The Staff’s position is based on an ROE of 9.11 percent and a 51.24 percent equity ratio. The Staff also recommended deferred accounting treatment for property taxes and an adjustment to PSCo’s recovery of pension expense and the existing prepaid pension asset. In addition, the Staff proposed that costs associated with the CACJA project be recovered through a rider mechanism. The OCC recommended an ROE of 9.10 percent, a 52.70 percent equity ratio and that a portion of the costs associated with the CACJA project be recovered in base rates and the remainder through a rider mechanism.

A number of the recommendations by the parties deviate from previously established and recently affirmed CPUC precedent, including the basis for determination of ROE (the Staff recommended the low end of their range of reasonableness), capital structure and the inclusion of the prepaid pension asset in rate base. In addition, PSCo is currently validating certain numbers that were not clear in the intervenors’ cost of service and riders. The parties will meet for settlement discussions over the next several weeks.

The next steps in the procedural schedule are expected to be as follows:
•Rebuttal Testimony — Dec. 17, 2014;
•Evidentiary Hearing — Jan. 26 - Feb. 4, 2015;
•Interim rates are scheduled to be effective on Feb. 13, 2015, subject to refund; and
•A decision as well as implementation of final rates are anticipated in the second quarter of 2015.

Earnings Guidance
Xcel Energy reaffirms its 2014 ongoing earnings guidance of $1.95 to $2.05 per share and its 2015 ongoing earnings guidance of $2.00 to $2.15 per share. These guidance ranges are based on several key assumptions previously disclosed, including constructive outcomes in all rate case and regulatory proceedings.

Except for the historical statements contained in this 8-K, the matters discussed herein, including the expected impact of rate cases, are forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. Actual results may vary materially. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of Xcel Energy Inc. and its subsidiaries (collectively, Xcel Energy) to obtain financing on favorable terms; business conditions in the energy industry; including the risk of a slow down in the U.S. economy or delay in growth recovery; trade, fiscal, taxation and environmental policies in areas where Xcel Energy Inc. and PSCo have a financial interest; customer business conditions; actions of credit rating agencies; competitive factors including the extent and timing of the entry of additional competition in the markets served by Xcel Energy Inc. and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership or impose environmental compliance conditions; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; financial or regulatory accounting policies imposed by regulatory bodies; availability of cost of capital; employee work force factors; and the other risk factors listed from time to time by Xcel Energy Inc. and PSCo in reports filed with the Securities and Exchange Commission, including Risk Factors in Item 1A and Exhibit 99.01 of Xcel Energy Inc.’s and PSCo’s Annual Reports on Form 10-K for the year ended Dec. 31, 2013 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and Sept. 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nov. 12, 2014	Xcel Energy Inc. (a Minnesota corporation)
Public Service Company of Colorado (a Colorado corporation)

/s/ TERESA S. MADDEN
Teresa S. Madden
Senior Vice President and Chief Financial Officer